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                        AGREEMENT REGARDING JOINT FILING
                          OF STATEMENT ON SCHEDULE 13G

         In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing on behalf of each of them of a Statement on Schedule 13G (including amendments thereto) with respect to the Common Stock, par value $.10 per share, of Allegheny Technologies, Inc., a Delaware corporation, and further agrees that this Joint Filing Agreement be included as an exhibit to such filings provided that, as contemplated by Section 13d-1(k)(l)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.



Dated:  As of April 19, 2000            Singleton Group, LLC, a Delaware
                                        limited liability company


                                        By:   /s/ CAROLINE W. SINGLETON
                                            ------------------------------------
                                              Caroline W. Singleton, Manager


                                              /s/ WILLIAM W. SINGLETON
                                        ----------------------------------------
                                                  William W. Singleton


                                              /s/ DONALD E. RUGG
                                        ----------------------------------------
                                                  Donald E. Rugg


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